Exhibit 99.2

HOSPIRA, INC.

ACTIONS OF THE AUTHORIZED OFFICERS

Pursuant to the authority granted by the Board of Directors of Hospira, Inc. (the “Company”) in its August 18, 2010 resolutions, the undersigned agree as follows:

1.             The Company shall issue $500,000,000 aggregate principal amount of 5.600% Notes due 2040 (the “Notes”).

2.             The Company shall issue and sell the Notes to Morgan Stanley & Co. Incorporated, Citigroup Global Markets Inc., RBS Securities Inc. and the additional underwriters named in Schedule III to the Underwriting Agreement (as defined below) (collectively, the “Underwriters”) pursuant to an Underwriting Agreement, dated as of September 7, 2010, between the Company and the Underwriters, upon the terms and conditions set forth therein, to be issued under and in accordance with an Indenture, dated as of June 14, 2004, as supplemented by the Second Supplemental Indenture, dated as of April 30, 2009 (as supplemented, the “Indenture”), between the Company and Union Bank, N.A., as successor to Bank of America, N.A., as successor by merger to LaSalle Bank National Association, as Trustee (the “Trustee”), relating to the Notes and other obligations.

3.             In addition to the other terms provided in the Indenture with respect to securities issued thereunder, the Prospectus and the Prospectus Supplement relating to the Notes and the forms of Notes referred to below, the Notes shall contain the following terms:

(a)           The Notes shall be entitled “5.600% Notes due 2040;”

(b)           The Notes shall initially be limited in aggregate principal amount to $500,000,000.  The Company may from time to time, without notice to or the consent of the holders of the Notes, issue additional series of securities under the Indenture or additional Notes of a series of Notes.

(c)           Interest shall be payable to the persons in whose names the Notes are registered at the close of business on the applicable Regular Record Date (as defined below);

(d)           The principal of the Notes is payable on September 15, 2040;

(e)           The Notes shall bear interest at the rate of 5.600% per annum, beginning September 10, 2010.  Interest on the Notes will be payable semiannually on March 15 and September 15 of each year (each an “Interest Payment Date”), commencing on March 15, 2011.  Interest shall be paid to persons in whose names the Notes are registered on the March 1 or September 1 preceding the Interest Payment Date (each a “Regular Record Date”);

(f)            Payment of the principal of, and any premium and interest on, the Notes will be made at the office or agency of the Company maintained for that purpose in New York, New York;

(g)           The Notes may be redeemed, in whole at any time, or in part from time to time, at our option, on not less than 30 nor more than 60 days’ notice, subject to the payment of an amount equal to the redemption price.  If the Notes are redeemed before March 15, 2040 (six months prior to the maturity date of the Notes), the redemption price will be an amount equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed and (2) the sum of the present values of the Remaining Scheduled Payments (as defined in Exhibit A) on such notes discounted to the date of redemption, on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the sum of the applicable Treasury Rate (as defined in Exhibit A), plus 30 basis points.  If the Notes are redeemed on or after March 15, 2040 (six months prior to the maturity date of the Notes), the redemption price for the Notes will equal 100% of the principal amount of the Notes to be redeemed.  In each case, accrued and unpaid interest will also be paid to but excluding the redemption date;

(h)           The Notes shall not provide for any sinking fund;

(i)            The Notes are issuable only in registered form without coupons in denominations of $2,000 and any integral multiple of $1,000 in excess thereof;

(j)            The payment of the principal of, and any premium and interest on, the Notes shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts;

(k)           The payment of principal of, and any premium and interest on, the Notes shall not be determined with reference to an index or formula.

(l)            There shall be no optional currency or currency unit in which the payment of principal of, and any premium and interest on, the Notes shall be payable;

(m)          Both Section 13.2 and 13.3 of the Indenture shall apply to the Notes;

(n)           Notes shall be in the form of Book-Entry Securities as set forth in the Indenture;

(o)           The principal amount of the Notes shall be payable upon declaration of acceleration pursuant to Section 5.2 of the Indenture; and

(p)           If a Change of Control Triggering Event, as defined in the Prospectus, occurs, the Company will be required to make an offer to purchase the Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest to the date of repurchase.  The other terms and conditions of the Notes shall be substantially as set forth in the Indenture and in the Prospectus and the Prospectus Supplement relating to the Notes.

4.             The form of the Notes shall be substantially as attached hereto as Exhibit A.

5.             The price at which the Notes shall be sold by the Company to the Underwriters pursuant to the Underwriting Agreement shall be 98.606% of the principal amount thereof, plus accrued interest, if any, from September 10, 2010 to the time of delivery of the Notes.

6.             The Notes initially will be offered to the public by the Underwriters at 99.481% of the principal amount thereof, plus accrued interest, if any, from September 10, 2010 to the time of delivery of the Notes.

7.             The execution and delivery of the Underwriting Agreement, dated as of September 7, 2010, and substantially in the form attached hereto as Exhibit B, is hereby approved.

8.             Subject to the provisions of the Indenture, any officer of the Company is hereby authorized and empowered to execute the Notes of the Company in the forms he or she deems appropriate, and to deliver such Notes to the Trustee with a written order directing the Trustee to have the Notes authenticated and delivered to such persons as such officer designates.

9.             Union Bank, N.A. is hereby designated and appointed as Paying Agent and Securities Registrar with respect to the Notes.

* * * * *

Dated:  September 7, 2010

Authorized Officer of
Hospira, Inc.

By:	/s/ Thomas E. Werner
Name:	Thomas E. Werner
Title:	Senior Vice President, Finance and Chief Financial Officer

Signature Page to Actions of the Authorized Officers

EXHIBIT A

Form of Notes

EXHIBIT B

Underwriting Agreement